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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                 AMENDMENT NO. 2

                           --------------------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported): March 7, 2003

                                 ENDOCARE, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                         (State or Other Jurisdiction of
                         Incorporation or Organization)

               0-27212                                33-0618093
      (Commission File Number)                     (I.R.S. Employer
                                                  Identification No.)

                              201 TECHNOLOGY DRIVE
                            IRVINE, CALIFORNIA 92618
               (Address of Principal Executive Offices) (Zip Code)

                                 (949) 450-5400
                         (Registrant's telephone number,
                              including area code)
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This Amendment No. 2 to Form 8-K amends and supplements the filing by Endocare,
Inc. (the "Company") on Form 8-K dated March 7, 2003 and filed with the U.S. Securities and Exchange Commission on March 14, 2003, as amended and supplemented by the filing made by the Company on Form 8-K/A dated May 1, 2003 and filed with the U.S. Securities and Exchange Commission on May 1, 2003, by including a letter from KPMG LLP, dated May 14, 2003.

ITEM 4. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

DISMISSAL OF KPMG.

KPMG, LLP ("KPMG") previously served as the accountants of Endocare, Inc. (the "Company"). The Company's Board of Directors, upon recommendation of the Audit Committee, approved the dismissal of KPMG as the Company's independent auditor, effective March 7, 2003.

KPMG's report on the Company's consolidated financial statements as of and for the fiscal years ended December 31, 2000 and 2001 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

As previously reported by the Company in a press release dated December 12, 2002, KPMG notified the Company's Audit Committee, by letter dated December 11, 2002 (the "KPMG Letter"), that KPMG's report dated February 19, 2002, except as to notes 1 and 15, which are dated as of March 25, 2002, on the Company's consolidated financial statements as of December 31, 2001, and for the year then ended (the "2001 KPMG Report"), had been withdrawn and can no longer be relied upon. KPMG also advised the Audit Committee they believed that sufficient evidence exists to conclude that the Company's consolidated financial statements for the quarters ended March 31, 2002 and June 30, 2002 should not be relied upon. KPMG stated that it was unable to rely on the representations of the Company's senior management and would continue to act as the Company's independent auditor only if those concerns were satisfactorily resolved.

DISAGREEMENT WITH KPMG.

Following are descriptions of the disagreement with KPMG and the circumstances underlying such disagreement during the Company's two most recent fiscal years and any subsequent interim period through March 7, 2003 on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG would have caused KMPG to make reference to the subject matter of the disagreement in connection with its report on the Company's consolidated financial statements. The Company's Audit Committee has discussed the subject matter of the disagreement with KPMG.

                                       2
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KPMG has concluded that it is unable to rely on the representations of the
Company's management. KPMG's decision was based upon the totality of the circumstances described below.

The Company's Audit Committee has investigated these matters and disagrees with KPMG's conclusion that it could not rely on the representations made by management. In addition, based on that investigation, the Audit Committee concluded that there was no indication that there had been any fraud or intentional wrongdoing by the Company's management. The Company has asked its new independent accountant, Ernst & Young LLP ("E&Y"), to consider the issues raised in the KPMG letter in connection with its reaudit of the Company's financial statements for fiscal years 2001 and 2002.

The Company has authorized KPMG to respond fully to the inquiries of E&Y, the Company's successor independent accountant, concerning the disagreement, as well as the matters described below.

      REVENUE RECOGNITION

      - KPMG expressed concern in the KPMG Letter that the Company had recorded sales to customers of products that remained in Company-controlled facilities at the time of KPMG's performance of its most recent review procedures. The Audit Committee investigated this matter and concluded that there appear to be three such transactions and that in each case the products were shipped to the destination specified by the customer, and that any interim storage was consistent with the customer's directives. The Audit Committee is unaware of any evidence causing it to conclude that there was any fraud or intentional wrongdoing associated with the recognition of revenue associated with these transactions or any application of Staff Accounting Bulletin No. 101.

      - KPMG expressed concern in the KPMG Letter that the Company had recorded sales to customers of products that were shipped to Company-controlled facilities, and then not delivered to the customers until a subsequent accounting period, remaining in Company-controlled facilities as of the close of the accounting period in which the sales were recorded. The Audit Committee investigated this matter and concluded that, in the six apparent instances in which products were shipped to interim storage facilities, that it was done at the customer's direction, and that any interim storage had been consistent with the customer's directives. The Audit Committee is unaware of any evidence causing it to conclude that there was any fraud or intentional wrongdoing associated with the recognition of revenue associated with these transactions or any application of Staff Accounting Bulletin No. 101.

      - KPMG expressed concern in the KPMG Letter that the Company engaged in two transactions to acquire assets from customers concurrent with the sale by the Company of products to such customers, but that only the sales to the customers were recorded in the Company's accounting records at the time of the sales, while the concurrent acquisitions of products from the customer were recognized in a different
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            accounting period. The Audit Committee investigated this matter and concluded that, while these transactions should have been documented more clearly, it was unaware of any evidence causing it to conclude that there was any fraud or intentional wrongdoing associated with these transactions or the application of Accounting Principles Board Opinion No. 29.

      - KPMG expressed concern in the KPMG Letter that all of the revenue related to certain multiple-element sales was fully recorded in a single accounting period, though certain of the components were not delivered until a subsequent accounting period. The Audit Committee investigated this matter and concluded that it was unaware of any evidence causing it to conclude that there was any fraud or intentional wrongdoing associated with this belated shipment or the Company's accounting treatment for this transaction.

      - KPMG expressed concern in the KPMG Letter that sales to one customer ultimately were delivered to a warehouse secured and paid for by a Company sales representative, for which the sales representative was reimbursed through his expense report, and that the accounting records noted that the sale was delivered to the customer location. The Audit Committee investigated this matter and concluded that the sales representative was contacted by the customer after products were delivered to the customer's premises and informed by the customer that it was not yet ready to receive the products on-site. Consistent with the customer's directives, the sales representative then placed the products in interim storage, the expense of which was processed through the Company. The Audit Committee is unaware of any evidence causing it to conclude that there was any fraud or intentional wrongdoing associated with the Company's accounting treatment for this arrangement, which was done as an accommodation for the customer.

      EXPENSE RECOGNITION

      - KMPG expressed concern in the KPMG Letter that notations on supporting documentation for at least two expense transactions could be interpreted to indicate that the Company's senior management had instructed subordinates to record the related transactions outside of the Company's normal policies and procedures, and potentially not in accordance with generally accepted accounting principles. The Audit Committee investigated this matter and did not discover any evidence that these notations in connection with two transactions, which involved an aggregate of $340,000, were improper or intended to inappropriately record these expense transactions not in accordance with generally accepted accounting principles. The Audit Committee is unaware of any evidence causing it to conclude that there was any fraud or intentional wrongdoing associated with the recognition of expenses associated with these transactions.

      - KPMG expressed concern in the KPMG Letter that expenses associated with certain products or services purchased by the Company knowingly were not accrued in the proper accounting period. The Audit Committee investigated this matter and is
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            unaware of any evidence causing it to conclude that the timing of the accrual of these expenses, or portions thereof, was the result of fraud or intentional wrongdoing.

      ACCOUNTS RECEIVABLE

      - KPMG expressed concern in the KPMG Letter that in two instances the Company has recorded cash receipts from customers as a reduction of accounts receivable near quarter end, where, at least in one instance, management knew the underlying check had been rejected by the bank for insufficient funds prior to the issuance of the Company's financial statements and the filing of the Company's corresponding report on Form 10-Q. The Audit Committee investigated this matter and believed KPMG was referring to two checks totaling $750,000, one of which was collected prior to the issuance of the financial statements and one of which remained uncollected and apparently should have remained a receivable. The Audit Committee, however, did not learn of any evidence causing it to conclude that the treatment of these insufficient funds issues was the result of fraud or intentional wrongdoing.

      - KPMG expressed concern in the KPMG Letter that there were cash receipts from customers recorded as a reduction of accounts receivable if the customer check was dated prior to the end of the accounting period, even though physical receipt of the check occurred after the end of the accounting period. The Audit Committee investigated this matter and concluded that this treatment of cash receipts is a consequence of the Company's routine practice to record cash receipts as deposits in transit, and the weekly deposits of cash every Friday. The Audit Committee recognized that the Company's practices in this regard might be improved upon and the Company has since implemented appropriate practices. The Audit Committee is unaware of any evidence causing it to conclude that there was any fraud or intentional wrongdoing associated with this practice concerning cash receipts.

      - KPMG expressed concern in the KPMG Letter that one customer concession had been granted by senior management some period of time after the date of the original sale to facilitate payment of an outstanding account receivable by the customer, and that the concession was recorded in a period subsequent to when the cash receipt was recorded, despite the apparent linkage between the concession and the payment of cash by the customer. The Audit Committee investigated this matter and concluded that, with respect to the $64,500 payment which KPMG called a "customer concession," the Audit Committee was unaware of any evidence causing it to conclude that there was any intentional wrongdoing in the recording of the sale or the $64,500 payment by the Company.

ITEM 304(B).

Other than as detailed in the circumstances underlying the disagreement within the Company and KPMG as set forth above, the Company is not aware of any transactions or events similar to those which involved such disagreement or circumstances. Further, other than as expressly set
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forth above, the Company is currently unable to accurately comment on whether the transactions or events described above were material or what the effect of such transactions and events will have on the financial statements of the Company.

REPORTABLE EVENTS.

Other than as described above, there have been no "reportable events" (as that term is used in Item 304(a)(1)(v) of Regulation S-K) during the Company's two most recent fiscal years and the subsequent interim period.

LETTER FROM KPMG.

The Company has requested that KPMG furnish a letter addressed to the Securities and Exchange Commission stating whether KPMG agrees with the statements in the Company's Form 8-K/A filed on May 1, 2003. A copy of such letter has been filed by the Company as Exhibit 16.2 to this Form 8-K/A.

APPOINTMENT OF ERNST & YOUNG LLP.

The Company's board of directors, upon recommendation of the Audit Committee, approved the appointment of Ernst & Young LLP ("E&Y") as the Company's new independent accountant, effective April 1, 2003, subject to E&Y's customary new client acceptance procedures. During the two most recent fiscal years of the Company and the subsequent interim period prior to the appointment of E&Y, the Company did not consult with E&Y regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

The Company intends to file its audited financial statements as promptly as possible. There can be no assurance, however, as to when E&Y's audit and review of such financial statements will be completed or that, at the conclusion of E&Y's audit and review, E&Y will give an opinion, unqualified or otherwise, on such financial statements without adjustment or restatement.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      (a)   Not applicable.

      (b)   Not applicable.

      (c)   Exhibits.

            16.1* Letter from KPMG LLP, dated March 14, 2003.

            16.2  Letter from KPMG LLP, dated May 14, 2003.

*Previously filed as Exhibit 16.1 to the Form 8-K filed on March 14, 2003.
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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      ENDOCARE, INC.

Date: May 15, 2003                    By:  /s/ Katherine Greenberg
                                         ------------------------------
                                          Katherine Greenberg
                                          Chief Financial Officer
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                                INDEX TO EXHIBITS

      EXHIBIT                           DESCRIPTION
      16.1*           Letter from KPMG LLP, dated March 14, 2003
      16.2            Letter from KPMG LLP, dated May 14, 2003.

*Previously filed as Exhibit 16.1 to the Form 8-K filed on March 14, 2003.